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                                                                    EXHIBIT 3.10

                                    BYLAWS OF





                        LEAR SEATING HOLDINGS CORP. #50,



                             A DELAWARE CORPORATION


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                                                      ADOPTED: February 28, 1990


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                                     BYLAWS

                                       OF

                         LEAR SEATING HOLDINGS CORP. #50

                             ARTICLE I-- DEFINITIONS

                 Section 1.1 Corporation. As used in these Bylaws, the term "Corporation" means Lear Seating Holdings Corp. #50, a Delaware corporation.

                 Section 1.2 Act. As used in these Bylaws, the term "Act" means the Delaware General Corporation Law, as amended from time to time.

                 Section 1.3 Articles. As used in these Bylaws, the term "Articles" means the articles of incorporation of the Corporation, as amended from time to time.

                 Section 1.4 Bylaws. As used in these Bylaws, the term "Bylaws" means the bylaws of the Corporation, as amended from time to time.

                 Section 1.5 Board. As used in these Bylaws, the term "Board" means the board of directors of the Corporation, as the same may be constituted from time to time.

                 Section 1.6 Chairman. As used in these Bylaws, the term "Chairman" means the chairman of the Board, as elected or appointed from time to time.

                 Section 1.7 Director. As used in these Bylaws, the term "Director" means an individual member of the Board, and the term "Directors" means more than one such member.

                 Section 1.8 Officer. As used in these Bylaws, the term "Officer" means an individual elected or appointed from time to time by the Board (or by a duly authorized committee of the Board) to serve as an officer of the Corporation, and the term "Officers" means more than one such individual.

                 Section 1.9 President. As used in these Bylaws, the term "President" means the president of the Corporation, as elected or appointed from time to time.

                 Section 1.10 Secretary. As used in these Bylaws, the term "Secretary" means the secretary of the Corporation, as elected or appointed from time to time.

                 Section 1.11 Shares; Shareholders. As used in these Bylaws, the term "Shares" means the units into which the proprietary interests in the Corporation are divided, and the term "Share" means one such unit. As used in these Bylaws, the term "Shareholders" means the registered holders of Shares from time to time, and the term "Shareholder" means one such holder.

                           Section 1.12 Vice--Chairman. As used in these Bylaws, the term "Vice--Chairman" means the vice--chairman of the Board, as elected or appointed from time to time.

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                              ARTICLE II-- OFFICES

                 Section 2.1 Registered Office. The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or at such other place in Delaware as may be designated as the registered office by the Board from time to time.

                 Section 2.2 Principal and Other Offices. The principal office of the Corporation shall be located at 21557 Telegraph, Southfield, Michigan 48034, or at such other place, in or outside Michigan, as may be designated as the principal office by the Board from time to time. The Corporation may also have offices at such other places, in or outside Michigan, as the Board may from time to time designate or as the business of the Corporation may require.

                    ARTICLE III --- MEETINGS OF SHAREHOLDERS

                 Section 3.1 Place of Meetings. Each meeting of the Shareholders shall be held at the registered office of the Corporation, or at such other place, in or outside Delaware, as shall be designated by the Board from time to time.

                 Section 3.2 Annual Meetings. An annual meeting of the Shareholders for the election of Directors pursuant to the Articles and Bylaws and for such other business as may properly come before such meeting shall be held on the fifth day of the second month of each fiscal year of the Corporation if not a legal holiday, and if a legal holiday, then on the next day following that is not a legal holiday, at such time as determined by the Board, unless such action shall be taken by written consent of the Shareholders as permitted by the Act and Articles. If the annual meeting is not held on the date designated for the meeting, and if the action to be taken at the meeting is not otherwise taken by written consent of the Shareholders as permitted by the Act and Articles, the Board shall cause the meeting to be held as soon after the date designated for the meeting as is convenient.

                 Section 3.3 Special Meetings. A special meeting of the Shareholders may be called at any time for any proper purpose(s) by the Chairman, by the President, by a majority of the Board then in office, or by the holders of record of not less than 20% of all the Shares entitled to vote at the meeting; provided, further, that, if because of death, resignation, or other cause, the Corporation has no Directors in office, an Officer, a Shareholder, a personal representative, administrator, trustee, or guardian of a Shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a Shareholder, may call a special meeting of Shareholders in




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accordance with the Articles and these Bylaws. The method by which such a meeting shall be called shall be as follows: Upon the Secretary's receipt of a written request that sets forth the time, date, place and purpose(s) of such proposed special meeting and that is signed by an appropriate person or persons as provided above--the Secretary shall give written notice of such meeting to all Shareholders entitled to receive such notice.

                 Section 3.4 Voting List. Before each meeting of the Shareholders, the Officer or agent of the Corporation who has charge of the stock transfer books for the Shares shall make and certify a complete list ("Voting List") of the Shareholders of record on the record date who are entitled to vote at such meeting or any adjournment of the meeting (See, Article X, Subsection l0.2.a of these Bylaws for the determination of record dates for Shareholders' meetings). The Voting List shall: (a) be arranged alphabetically within each class and series of Shares, with the address of, and the number of Shares held by, each Shareholder; (b) be produced at the time and place of the meeting; (c) be subject to inspection by any Shareholder during the whole time of the meeting; and (d) be prima facie evidence as to who are the Shareholders entitled to examine the Voting List or to vote at the meeting.

                 Section 3.5 Notice of Meeting. Except as otherwise provided in the Act, written notice of the time, date, place, and purposes of each meeting of the Shareholders shall be given not less than 10, nor more than 60, days before the date of the meeting to each Shareholder of record entitled to vote at the meeting (See, Article X, Section 10.3 of these Bylaws for additional notice provisions).

                 Section 3.6 Quorum. Unless a greater or lesser quorum is provided in the Articles, in a Bylaw adopted by the Shareholders, or in the Act, Shares entitled to cast a majority of the votes at a Shareholders' meeting constitute a quorum at the meeting. The Shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the Shares present. When the holders of a class or series of Shares are entitled to vote separately on an item of business at a Shareholders' meeting, this Section 3.6 applies in determining the presence of a quorum of the class or series for transaction of the item of business.

                 Section 3.7 Adjournment. If a Shareholders' meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If after the adjournment, however, the Board fixes a new record date for the adjourned meeting (see, Article




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X, Subsection l0.2.a of these Bylaws for determination of record dates for
Shareholders' meetings), a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date who is entitled to notice as provided under Section 3.5 above.

                 Section 3.8 Conduct of Meetings. At every meeting of the Shareholders, the Chairman, or in the absence of the Chairman, the Vice--Chairman, or in the absence of the Vice--Chairman, the President, or in the absence of the President, a Vice--President, or in the absence of all Vice--Presidents, such other person (who shall be one of the other Officers, if any is present) chosen by a majority of the Shareholders present in person or by proxy and entitled to vote, shall preside at the meeting. The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary, or in the absence of all Assistant Secretaries, such other person as the chairman of the meeting may appoint, shall act as secretary of the meeting.

                 Section 3.9 Voting

                 a. Voting Rights. At each meeting of the Shareholders, each Share outstanding on the record date for the meeting is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles (See, Article X, Subsection l0.2.a for determination of record dates for Shareholders' meetings).

                 b. Manner of Voting. A vote at a meeting of Shareholders may be cast either orally or in writing.

                 c. Voting by Proxy. A Shareholder entitled to vote at a meeting of the Shareholders (or to express consent or dissent without a meeting) may authorize other person(s) to act for the Shareholder by a written proxy that shall be signed and dated by the Shareholder or by the Shareholder's authorized agent or representative. Such proxy: (1) shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy; (2) shall be revocable at the pleasure of the Shareholder executing it, unless made irrevocable in accordance with Sections 421 through 423 of the Act; and (3) shall not in any event be deemed revoked by the incompetence or death of the Shareholder who executed it unless, before the authority of the holder of the proxy to act is exercised, written notice of an adjudication of the incompetence or death is received by the Officer or other agent of the Corporation who is responsible for maintaining the list of Shareholders.

                 d. Voting Required to Authorize Action

                         (1) Election of Directors. Except as otherwise provided
by the Articles, Directors shall be elected by a plurality of the votes cast at an election, and there shall be no cumulative voting for the election of Directors.



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                         (2) Other Shareholder Action. If an action, other than
the election of Directors, is to be taken by vote of the Shareholders, it shall be authorized by a majority of the votes cast by the holders of the Shares entitled to vote on the action, unless a greater vote is required by the Act or Articles.

                 Section 3.10 Action Without Meeting

                 a. By Less Than Unanimous Consent. To the extent expressly permitted by the Articles, any action required or permitted by the Act to be taken at an annual or special meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all Shares entitled to vote on the action were present and voted. Each written consent shall bear the date of signature of each Shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining Shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of Shareholders to take the action are delivered to the Corporation (see, Article X, Subsection l0.2.b of these Bylaws for determination of record dates for Shareholder action without meeting). Such delivery shall be to the Corporation's registered office, its principal place of business, or an Officer or agent of the Corporation having custody of the minutes of the proceedings of the Shareholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to all Shareholders who have not consented in writing.

                 b. By Unanimous Consent. Any action required or permitted by the Act to be taken at an annual or special meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote, if before or after the action all the Shareholders entitled to vote consent in writing.

                 Section 3.11 Meeting Via Communications Equipment. Unless otherwise restricted by the Articles or these Bylaws, a Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section 3.11 constitutes presence in person at the meeting.



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                 Section 3.12 Voting Inspectors. The Board, in advance of a
Shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment of the meeting. If inspectors are not so appointed, the person presiding at a Shareholders' meeting may, and on request of a Shareholder entitled to vote at the meeting shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding at the meeting. The inspectors shall: (a) determine the number of Shares outstanding on the record date for the meeting and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine challenges and questions arising in connection with the right to vote; (d) count and tabulate votes, ballots or consents and determine the result; and (e) do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting, or of a Shareholder entitled to vote at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

                             ARTICLE IV -- DIRECTORS

                 Section 4.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board, except as otherwise provided in the Act or Articles.

                 Section 4.2 Qualifications. A Director need not be a Shareholder unless otherwise provided in the Articles.

                 Section 4.3 Number. Unless the Articles otherwise fix the number, the Board shall consist of three Directors and, after the appointment of the first Board by the incorporators of the Corporation, the number of Directors on the Board shall, subject to the foregoing minimum and maximum limits, be determined by the Board from time to time; provided, however, that, in the event that the Board shall at any time determine to decrease the number of Directors, such determination shall not shorten the term of any incumbent Director.

                 Section 4.4 Appointment and Election

                 a. First Board. The Directors on the first Board shall be appointed by a majority of the Corporation's incorporators, and each Director on the first Board shall hold office until the first annual meeting of the Shareholders and until his or her successor is elected and qualified, or until his or her resignation or removal.




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                 b. Subsequent Boards. At the first annual meeting of the
Shareholders and at each annual meeting of the Shareholders afterwards, the Shareholders shall elect Directors to hold office until the succeeding annual meeting of the Shareholders. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal.

                 Section 4.5 Removal. The Shareholders may remove one or more Directors with or without cause unless the Articles provide that Directors may be removed only for cause. The vote for removal shall be by a majority of Shares entitled to vote at an election of Directors except that the Articles may require a higher vote for removal without cause.

                 Section 4.6 Resignation. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a later time as set forth in the notice of resignation.

                 Section 4.7 Filling Vacancies

                 a. Manner of Filling Vacancies. Unless otherwise limited by the Articles, if a vacancy, including a vacancy resulting from an increase in the number of Directors, occurs in the Board, the vacancy may be filled as follows:

                            (1)    The Shareholders may fill the vacancy.

                            (2)    The Board may fill the vacancy.

                            (3)    If the Directors remaining in office
                                   constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

                 b. Term of Office of Directors Chosen to Fill Vacancies. A Director so chosen to fill a vacancy shall hold office for a term continuing only until the next election of Directors by the Shareholders, and until his or her successor is elected and qualified, unless the Directors are then divided into classes, in which case, any Director chosen to fill a vacancy shall hold office until the next election of the class for which the Director shall have been chosen, and until his or her successor is elected and qualified.

                 c. Filling Prospective Vacancies. A vacancy that will occur at a specific future date, by reason of a resignation effective at a later date under Section 4.6 or otherwise, may be filled before the vacancy occurs but the newly elected or appointed Director may not take office until the vacancy occurs.





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                 Section 4.8 Committees

                 a. Designation and Membership. Unless otherwise provided in the Articles, the Board may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members of the committee present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member of the committee, shall serve at the pleasure of the Board.

                 b. Powers; Limitations. A committee designated by the Board pursuant to the foregoing, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation; provided, however, that - unless the resolution or Articles expressly so provide - such a committee shall not have power or authority to declare a Distribution (as defined in Article VIII, Subsection 8.l.a below), dividend, or to authorize the issuance of stock; provided, further, that such a committee shall under no circumstances have power or authority to: (1) amend the Articles; (2) adopt an agreement of merger or consolidation; (3) recommend to Shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets; (4) recommend to Shareholders a dissolution of the Corporation or a revocation of a dissolution;
(5) amend the Bylaws; or (6) fill vacancies in the Board.

                 Section 4.9 Meetings

                 a. Place. Regular or special meetings of the Board may be held either in or outside Delaware.

                 b. Annual Organization Meetings. Immediately following the annual meeting of the Shareholders, at the same place, the Board as constituted upon final adjournment of the Shareholders' meeting shall hold an annual organization meeting for the election of Officers and for such other business as may properly come before the organization meeting; provided, however, that the organization meeting in any year may be held at a later time or different place than provided above by consent of a majority of the Board as constituted upon final adjournment of the annual meeting of the Shareholders. If the annual organization meeting is held on the same day and at the same place as the annual meeting of the Shareholders, the organization meeting shall be deemed a regular meeting of the Directors, and no notice of any kind to either old or new members of the Board shall be necessary for such meeting; if, however, the annual organization meeting is held on a later day or at a different



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place as the annual meeting of the Shareholders, the organization meeting shall be deemed a special meeting of the Directors, and the notice requirements for the meeting shall be as provided below in Subsection d. of this Section 4.9.

                 c. Regular Meetings. Regular meetings of the Board may be held without notice at such times or intervals and at such places in or outside Michigan as shall from time to time be determined by the Board; provided, however, that the Board may authorize the President to fix the specific date and place of any regular meeting, in which case, notice of the time and place of the regular meeting shall be given in the manner provided with respect to special meetings of the Board in Subsection d. of this Section 4.9. A notice given of a regular meeting need not specify the business to be transacted at, nor the purpose(s) of, the meeting.

                 d. Special Meetings. A special meeting of the Board may be called by the Chairman, if any, or by the President upon five days' written notice delivered to each Director by mail, upon 48 hours' notice given to each Director by overnight courier, or upon 24 hours' notice given to each Director in person or by telephone, telefax, telex or telegram; a special meeting shall be called by the President in like manner and on like notice upon receipt of a written request for the meeting signed by at least two Directors then in office. A notice of a special meeting shall specify the place, date and time of the meeting; the notice need not, however, specify the business to be transacted at, nor the purpose(s) of, the meeting (See, Article X, Section 10.3 of these Bylaws for additional notice provisions).

                 e. Quorum. A majority of the members of the Board then in office, or of the members of a committee of the Board, constitutes a quorum for the transaction of business, unless the Articles or, in the case of a committee, the Board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board (or of the committee, as the case may be), unless the vote of a larger number is required by the Act, the Articles, these Bylaws, or, in the case of a committee, the Board resolution establishing the committee.

                 f. Conduct of Meetings. At every meeting of the Board, the Chairman, or in the absence of the Chairman, the Vice--Chairman, or in the absence of the Vice--Chairman, a Director chosen by a majority of the Directors present, shall preside at the meeting. The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary, or in the absence of all Assistant Secretaries, such person as is appointed by the person presiding at the meeting, shall act as secretary of the meeting.




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                 g. Meeting Via Communications Equipment. Unless otherwise
restricted by the Articles, a member of the Board (or of a committee of the Board, as the case may be) may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Subsection constitutes presence in person at the meeting.

                 Section 4.10 Action Without Meeting. Unless prohibited by the Articles, action required or permitted to be taken under authorization voted at a meeting of the Board (or of a committee of the Board, as the case may be), may be taken without a meeting if, before or after the action, all members of the Board then in office (or of the committee, as the case may be) consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board (or committee, as the case may be). The consent has the same effect as a vote of the Board (or committee, as the case may be) for all purposes.

                 Section 4.11 Compensation. The Board, by affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of Directors for services to the Corporation as Directors or Officers, and may also authorize payment or reimbursement of each respective Director's expenses, if any, in attending meetings of the Board or any committee of the Board or in otherwise performing services for or on behalf of the Corporation; provided, however, that Directors' compensation must also be approved by the Shareholders if the Act or Articles so provide. No such compensation, payment or reimbursement shall in any way preclude any Director from serving the Corporation in any other capacity (including any officership capacity) and receiving compensation for such other services.

                 Section 4.12 Further Powers. In addition to the powers and authority expressly conferred upon the Board by these Bylaws, the Board may further exercise all powers of the Corporation, and do all lawful acts and things that are not prohibited by law, the Articles or Bylaws and that are not directed or required to be exercised or done by the Shareholders.

                 Section 4.13  Independent Directors

                 a. Definition. As used in these Bylaws, the term "Independent Director" means a Director who meets all of the following requirements:

                         (1)      Is elected by the Shareholders.

                         (2) Is designated as an Independent Director by the Board or the Shareholders.




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                         (3)      Has at least five years of business, legal, or
                                  financial experience, or other equivalent experience. If the Corporation ever has securities registered under section 12 of the Securities Exchange Act of 1934, chapter 404, 48 Stat. 881, 15 U.S.C. 78L, "experience" shall mean experience as a senior executive, director, or attorney, or other equivalent experience, for a corporation with registered securities.

                         (4) Is not and during the three years prior to being designated as an Independent Director has not been any of the following:

                                  (a)     An officer or employee of the
                                          Corporation or any affiliate of the
                                          Corporation.

                                  (b)     Engaged in any business transaction
                                          for profit or series of transactions
                                          for profit, including banking, legal,
                                          or consulting services, involving more
                                          than $10,000.00 with the Corporation
                                          or any affiliate of the Corporation.

                                  (c)     An affiliate, executive officer,
                                          general partner, or member of the
                                          immediate family of any person that
                                          had the status or engaged in a
                                          transaction described in Subsections
                                          (a) or (b).

                         (5) Does not propose to enter into a relationship or transaction described in Subsection (4).

                         (6) Does not have an aggregate of more than three years of service as a Director of the Corporation, whether or not as an Independent Director.

                 b. Designation. The Shareholders or Board may designate one or more Directors who meet the above requirements as Independent Director(s).

                 c. Compensation. Any Director so designated an Independent Director shall be entitled to reasonable compensation in addition to compensation paid to Directors generally pursuant to Section 4.11 above, as determined by the Board or Shareholders.

                 d. Reimbursement of Expenses. Any Director so designated an Independent Director shall be entitled to reimbursement for expenses reasonably related to performance of duties as an Independent Director.




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                 e. Communication With Shareholders. An Independent Director may
communicate with Shareholders at the Corporation's expense, as part of a communication or report sent by the Corporation to Shareholders.

                              ARTICLE V -- OFFICERS

                 Section 5.1 Election or Appointment, Qualifications, Terms and General Duties. Unless otherwise provided in the Articles, the Officers of the Corporation shall be elected or appointed by the Board (or by a duly authorized committee of the Board) (See, Article IV, Subsection 4.9.b. regarding election of Officers at annual organization meetings of the Board). The Officers shall consist of a president, a Secretary, a Treasurer, and, if desired, a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, and such other Officers as may be determined by the Board. Two or more offices may be held by the same person, but an Officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles or these Bylaws to be executed, acknowledged or verified by two or more Officers. An Officer elected or appointed pursuant to the foregoing shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An Officer, as between such individual and other Officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board not inconsistent with these Bylaws.

                 Section 5.2 Duties of Specific Officers

                 a. President. The President shall be the chief executive officer of the Corporation, and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all authorized conveyances, deeds, mortgages, contracts and other instruments and obligations in the name of the Corporation unless required by law to be otherwise executed or unless the execution of such instruments or obligations shall be expressly delegated by the Board to some other Officer or agent of the Corporation. In the absence or disability of the Chairman and of the Vice-Chairman, the President shall preside at meetings of the Shareholders. The President shall further, in general, perform all duties incident to the office of president, and such other duties as may be assigned to him or her by the Board from time to time.

                 b. Secretary. The Secretary shall act under the supervision of the President. The Secretary shall attend all meetings of the Board and all meetings of the Shareholders and shall preserve in the records of the Corporation accurate minutes



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of the proceedings of all such meetings; the Secretary shall perform like duties for committees of the Board when required by the Board. The Secretary shall keep in his or her custody or control the Corporation's seal, if any, and shall, when so directed by the Board, affix the seal to any instrument. He or she shall give, or cause to be given, all notices required by the Act, Articles, Bylaws or Board resolution to be given in connection with meetings of the Shareholders and of the Board or otherwise. He or she shall further, in general, perform all duties incident to the office of secretary, and such other duties as the Board may assign to him or her from time to time, or as the President may delegate to him or her.

                 c. Treasurer. The Treasurer shall act under the supervision of the President. Subject to the supervision of the President, he or she shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, securities and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated for such purpose by the Board (See, Article VIII, Section 8.4, as to bank accounts and deposits). He or she shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the President or the Board, taking (or causing to be taken) proper vouchers for such disbursements, and shall render to the President and the Board, whenever requested to do so, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, in general, perform all duties incident to the office of treasurer, and such other duties as the Board may assign to him or her from time to time, or as the President may delegate to him or her.

                 d. Chairman of the Board. If the Board so chooses, a Director then in office may be elected or appointed as Chairman of the Board to preside, when present, at all meetings of the Shareholders and at all meetings of the Board. The Chairman shall have such other powers and shall perform such other duties as may be assigned to him or her by the Board from time to time.

                 e. Vice-Chairman of the Board. If the Board so chooses, a Director then in office may be elected or appointed as Vice-Chairman of the Board. The Vice-Chairman of the Board shall, in the absence or disability of the Chairman, preside at meetings of the Shareholders and at meetings of the Directors, and shall have such other powers and shall perform such other duties as the Board may assign to him or her from time to time.

                 f. Vice-Presidents. If the Board so chooses, one or more Vice-Presidents may be elected or appointed. The Vice-Presidents, if any, in order of their respective seniority as determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may assign to them from time to time, or as the President may delegate to them.

                 g. Assistant Secretaries. If the Board so chooses, one or more Assistant Secretaries may be elected or appointed. The Assistant Secretaries, if any, in the order of their respective seniority as determined by the Board (or, lacking such determination, as determined by the President), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board may assign to them from time to time, or as the President may delegate to them.

                 h. Assistant Treasurers. If the Board so chooses, one or more Assistant Treasurers may be elected or appointed. The Assistant Treasurers, if any, in order of their respective seniority as determined by the Board (or, lacking such determination, as determined by the President), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board may assign to them from time to time, or as the President may delegate to them.

                 i. Other Officers. Other Officers elected or appointed by the Board shall exercise such powers and perform such duties as the Board may assign to them from time to time.

                 Section 5.3 Absence or Disability. In case of the absence or disability of any Officer of the Corporation and of the person(s) expressly authorized by these Bylaws to act in such Officer's place during such period of absence or disability, the Board may from time to time delegate the powers and duties of such Officer to any other Officer or any Director or any other person whom the Board may select.

                 Section 5.4 Removal or Resignation; Contract Rights. An Officer elected or appointed by the Board may be removed by the Board with or without cause. An Officer elected by the Shareholders may be removed, with or without cause, only by vote of the Shareholders, but such individual's authority to act as an Officer may be suspended by the Board for cause. The removal of an Officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an Officer does not of itself create contract rights. An Officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a later time specified in the notice of resignation.

                 Section 5.5 Filling of Vacancies. If the office of the President, Secretary or Treasurer becomes vacant by reason of death, resignation, removal or otherwise, the Board shall elect or appoint a successor who shall hold office for the unexpired term, and until his or her successor is elected or appointed and qualified. If the office of any other Officer elected or appointed by the Board becomes vacant by reason of death, resignation, removal or otherwise, the Board may elect or appoint a successor who shall hold office for the unexpired term, and until his or her successor is elected or appointed and qualified.

                 Section 5.6 Bonds. If required by the Board, an Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board: (a) for the faithful performance of the duties of his or her office; (b) for the restoration to the Corporation (in case of his or her death, resignation or removal from office) of all books, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation; and (c) for the satisfaction of and in compliance with such other conditions as may from time to time be required by the Board.

                 Section 5.7 Compensation. The Board (or a committee of the Board), by affirmative vote of a majority of the members then in office of the Board (or committee, as the case may be), and irrespective of any personal interest of any of them, may establish reasonable compensation of Officers for services to the Corporation as Officers, and may also authorize payment or reimbursement of each respective Officer's expenses, if any, in performing services for or on behalf of the Corporation. No such compensation, payment or reimbursement shall in any way preclude any Officer from serving the Corporation in any other capacity (including a directorship capacity) and receiving compensation for such other services.

                          ARTICLE VI - INDEMNIFICATION

                 Section 6.1 Third-Party Actions. The Corporation has the power to and, to the extent permitted by applicable law, shall indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                 Section 6.2 Actions by or in Right of the Corporation. The Corporation has the power to and, to the extent permitted by applicable law, shall indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation except to the extent authorized in Section 564c of the Act.

                 Section 6.3 Indemnification Against Expenses

                 a. Mandatory Indemnification. To the extent that a Director, Officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section
6.1 or 6.2, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Subsection 6.3.a.

                 b. Permissive Indemnification. If a person is entitled to indemnification under Section 6.1 or 6.2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                 Section 6.4 Determination of Whether Indemnification is Proper. An indemnification under Section 6.1 or 6.2, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

                 a. By Board. By a majority vote of a quorum of the Board consisting of Directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                 b. By Committee. If a quorum cannot be obtained under Subsection 6.4.a, by majority vote of a committee duly designated by the Board and consisting solely of two or more Directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

                 c. By Independent Legal Counsel. By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                         (1) By the Board or its committee in the manner prescribed in Subsection 6.4.a or 6.4.b.

                         (2) If a quorum of the Board cannot be obtained in Subsection 6.4.a and a committee cannot be designated under Subsection 6.4.b, by the Board.

                 d. By Independent Directors. By all Independent Directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                 e. By Shareholders. By the Shareholders, but Shares held by Directors, Officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

In the designation of a committee under Subsection 6.4.b or in the selection of independent legal counsel under Subsection 6.4.c, all Directors may participate.

                 Section 6.5 Payment of Defense Expenses in Advance

                 a. Conditions Precedent to Payment of Expenses in Advance. The Corporation may pay or reimburse the reasonable expenses incurred by a Director, Officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the action, suit or proceeding if all of the following apply:

                         (1) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 6.1 and 6.2.

                         (2) The person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct. The undertaking must be an unlimited general obligation of the person but need not be secured.

                         (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under the Act.

                 b. Determination of Whether Defense Expenses May be Paid in Advance. A determination of whether the Corporation may properly advance defense expenses under this Section 6.5 shall be made by the Corporation in the same manner specified in Section 6.4 with respect to determinations of whether indemnification is proper.

                 Section 6.6 Continuation of Indemnification. The indemnification provided for in this Article VI continues as to a person who ceases to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

                 Section 6.7 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under this Article VI.

                 Section 6.8 Merged and Consolidated Corporations. For purposes of this Article VI, "Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

                 Section 6.9 Employee Benefit Plans. For the purposes of this
Article VI:

                 a. "Fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

                 b. "Other enterprises" shall include employee benefit plans.

                 c. "Serving at the request of the Corporation" shall include any service as a Director, Officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the Director, Officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

                 d. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its Shareholders or members" as referred to in Sections 6.1 and 6.2.

                 Section 6.10 Nonexclusivity. The indemnification or advancement of expenses provided under this Article VI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles, these Bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

                 Section 6.11 Severability. The invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of the remaining provisions of this Article, and each provision of this Article shall be enforceable to the fullest extent permitted by law.

                          ARTICLE VII - CAPITAL STOCK

                 Section 7.1 Issuance of and Payment for Shares

                 a. Powers Granted to Board. The powers granted in this Section
7.1 to the Board may be reserved to the Shareholders by the Articles.

                 b. Board to Determine Amount and Form of Consideration to be Received for Shares. The Board may authorize Shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including but not limited to cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

                 c. Board Determination Conclusive. A determination by the Board that the consideration received or to be received for Shares to be issued is adequate is conclusive insofar as the nature and amount of consideration for the issuance of Shares relates to whether the Shares are validly issued, fully paid, and nonassessable.

                 d. Shares Become Fully Paid and Nonassessable Only Upon Receipt of Consideration. When the Corporation receives the consideration for which the Board authorized the issuance of Shares, the Shares issued are fully paid and nonassessable and the subscriber has all the rights and privileges of a holder of the Shares.

                 Section 7.2 Shares Represented by Certificates

                 a. Signatures; Seal. Except as provided in Section 7.3, the Shares shall be represented by certificates which shall be signed by the Chairman, Vice-Chairman, President or a Vice-President and which also may be signed by another Officer. The certificate may be sealed with the seal of the Corporation or a facsimile of the seal. The signatures of the Officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. If an Officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an Officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were the Officer at the date of issue.

                 b. Form; Contents. A certificate representing Shares shall be in such form not inconsistent with the Articles, as the Board may from time to time prescribe in accordance with the laws of Michigan, and shall state upon its face all of the following: (1) That the Corporation is formed under the laws of Michigan; (2) The name of the person to whom it is issued; and (3) The number and class of Shares, and the designation of the series, if any, which the certificate represents. In addition, if the Corporation is authorized to issue Shares of more than one class, a certificate representing Shares shall set forth on its face or back - or state on its face or back that the Corporation will furnish to a Shareholder upon request and without charge - a full statement of the designation, relative rights, preferences, and limitations of the Shares of each class authorized to be issued, and if the Corporation is authorized to issue any class of Shares in series, the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences, and limitations of other series.

                 c. Loss or Destruction. The Corporation may issue a new certificate for Shares or fractional Shares in place of a certificate previously issued by the Corporation, alleged to have been lost or destroyed, and the Board may require the owner of the lost or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

                 Section 7.3 Shares Not Represented by Certificates. Unless the Articles provide otherwise, the Board may authorize the issuance of some or all of the Shares of any or all of its classes or series without certificates. The authorization does not affect Shares already represented by certificates, if any, until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of Shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates by Subsection 7.2.b.

                 Section 7.4 Fractional Shares. The Corporation may issue certificates for fractions of a Share where necessary to effect Share transfers, Share distributions, or a reclassification, merger, consolidation, or reorganization, which shall entitle the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions. As an alternative, the Corporation may pay in cash the fair value of fractions of a Share as of the time when those entitled to receive the fractions are determined. As another alternative, the Corporation may issue scrip in registered or bearer form over the manual or facsimile signature of an Officer or of an agent of the Corporation, exchangeable as provided in the scrip for full Shares, but such scrip shall not entitle the holder to any right of a Shareholder, except as provided in the scrip. The scrip shall be issued subject to the condition that it becomes void if not exchanged for certificates representing full Shares before a specified date. The scrip may be subject to the condition that the Shares for which the scrip is exchangeable may be sold by the Corporation and the proceeds of the sale distributed to the holders of the scrip, or subject to any other condition which the Board may determine. The Corporation may provide reasonable opportunity for persons entitled to fractions of a Share or scrip to sell them or to purchase additional fractions of a Share or scrip needed to acquire a full Share.

                 Section 7.5 Transfers

                 a. Manner of Transfer. Except as otherwise provided by the Act, transfers of Shares shall be made only on the books of the Corporation in the manner prescribed by Article 8 of the Michigan Uniform Commercial Code (being Public Act No. 174 of the Michigan Public Acts of 1962, as amended), and in accordance with all applicable laws, by the registered owner of the Shares, or by his or her duly authorized attorney, upon surrender for cancellation of the certificate(s) for such Shares properly endorsed, or accompanied by proper evidence of succession, assignment or authority to transfer, and such proof of the authenticity of the signature(s) as the Corporation or its agents may reasonably require, and also accompanied by sufficient funds (or appropriate documentary stamps) for payment of applicable transfer taxes as may be imposed by the federal, state or local governments. Upon surrender to the Corporation of certificate(s) for Shares in accordance with the foregoing and in accordance with all applicable laws and agreements, it shall be the duty of the Corporation to issue new certificate(s) to the person(s) entitled to receive such certificate(s), cancel the old certificate(s) and record the transfer upon its books.

                 b. Corporation's Right to Rely Upon Its Record of Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim to interest in such Shares on the part of any other person, whether or not it shall have express or other notice of such claim, except as otherwise provided by the laws of Michigan.

                 Section 7.6 Transfer Agents and Registrars. The Board may appoint one or more transfer agents and one or more registrars to act as agent of the Corporation in the registration of transfers of outstanding Shares or in the issue of new Shares or in the cancellation of surrendered Shares. Any person acting in such agency capacity for the Corporation shall: (a) be under a duty to the Corporation to exercise good faith and due diligence in performing his or her functions; and (b) have with regard to the particular functions he or she performs the same obligation to the holder or owner of the Shares and have the same rights and privileges as the Corporation has in regard to those functions. Notice to a transfer agent or registrar shall be deemed to be notice to the Corporation with respect to the functions performed by such agent.

                 ARTICLE VIII -- DISTRIBUTIONS, SHARE DIVIDENDS,
                                 CORPORATE FINANCES AND INVESTMENTS

                 Section 8.1 Distributions to Shareholders

                 a. Definition of Distribution. As used in these Bylaws, the term "Distribution" means a direct or indirect transfer of money or other property, except the Corporation's Shares, or the incurrence of indebtedness by the Corporation to or for the benefit of its Shareholders in respect to the Corporation's Shares. A Distribution may be in the form of a dividend, a purchase, redemption or other acquisition of Shares, an issuance of indebtedness, or any other declaration or payment to or for the benefit of the Shareholders.

                 b. Determination of Whether Distributions May be Made. The Board may authorize, and the Corporation may make, Distributions to its Shareholders subject to restriction by the Articles and further subject to the following tests:

                         (1) Insolvency Test. No Distribution may be made if,
after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business. This requirement is referred to later on as the "Insolvency Test."

                         (2) Balance-Sheet Test. No Distribution may be made if,
after giving it effect, the Corporation's total assets would be less than the sum of its total liabilities plus, unless the Articles permit otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of the Distribution, to satisfy the preferential rights upon dissolution of Shareholders whose preferential rights are superior to those receiving the Distribution. This requirement is referred to later on as the "Balance--Sheet Test."

                 c. Information Upon Which Determination May be Based. The Board may base a determination that a Distribution is not prohibited under the Insolvency and Balance-Sheet Tests either:

                         (1) on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances; or

                         (2) on a fair valuation or other method that is reasonable.

                 d. Time of Measurement. The effect of a Distribution under the Insolvency and Balance-Sheet Tests is measured at the following times:

                         (1) Distributions in Connection With Acquisition of
Corporation's Shares. Except as provided in Subsection 8.1.f, in the case of a Distribution by purchase, redemption, or other acquisition of the Corporation's Shares, the effect of the Distribution under the Insolvency and Balance--Sheet Tests is measured as of the earlier of:

                                  (a)      the date money or other property is
                                           transferred or debt incurred by the
                                           Corporation, or

                                  (b) the date the Shareholder ceases to be a Shareholder with respect to the acquired Shares.

                         (2) Distributions of Indebtedness (Other Than in
Connection With Acquisition of Corporation's Shares). In the case of any Distribution of indebtedness (other than in connection with an acquisition of Shares by the Corporation), the effect of the Distribution under the Insolvency and Balance-Sheet Tests is measured as of:

                                  (a)      the date the indebtedness is
                                           authorized if Distribution occurs
                                           within 120 days after the date of
                                           authorization; or

                                  (b)      the date the indebtedness is
                                           distributed if the Distribution
                                           occurs more than 120 days after the
                                           date of authorization.

                         (3) Other Distributions. In all other cases, the effect
of the Distribution under the Insolvency and Balance-Sheet Tests is measured as of:

                                  (a)      the date the Distribution is
                                           authorized if the payment occurs
                                           within 120 days after the date of
                                           authorization; or

                                  (b)      the date the payment is made if it
                                           occurs more than 120 days after the
                                           date of authorization.

                 e. Treatment of Indebtedness Distributed to Shareholders. The Corporation's indebtedness to a Shareholder incurred by reason of a Distribution made in accordance with this Section 8.1 is at parity with the Corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

                 f. Special Rules Applicable to Acquisition of Corporation's Shares on Installment Basis. If the Corporation acquires its Shares in exchange for an obligation to make future payments (an "Installment Obligation"), and if Distribution of the Installment Obligation would otherwise be prohibited under the Insolvency Test or the Balance-Sheet Test at the time the Distribution is made, the Corporation may issue the Installment Obligation and the following rules shall apply before and after the due date of the Installment Obligation:

                         (1) Before Due Date of Installment Obligation. At any
time prior to the due date of the Installment Obligation, payments of principal and interest may be made as a Distribution to the extent that a Distribution may then be made under this Section 8.1. For purposes of determining whether a Distribution may then be made under the Insolvency and Balance-Sheet Tests, the Installment Obligation itself shall not be considered a liability or debt of the Corporation.

                         (2) On or After Due Date of Installment Obligation. At
any time on or after the due date of the Installment Obligation, the Installment Obligation to pay principal and interest is deemed distributed and treated as indebtedness described in Subsection 8.l.e to the extent that a Distribution may then be made under this Section 8.1. To the extent that the Installment Obligation is so deemed distributed and treated as indebtedness, the Installment Obligation shall be considered a liability or debt of the Corporation for purposes of determining whether a Distribution may be made under the Insolvency and Balance-Sheet Tests; otherwise, the Installment Obligation shall not be considered a liability or debt of the Corporation.

                 g. Enforceability of Third-Party Guarantees. The enforceability of a guaranty or other undertaking by a third party relating to a Distribution shall not be affected by the prohibition of the Distribution under this Section 8.1.

                 h. Rights of Persons Receiving Distributions. If any claim is made to recover a Distribution made contrary to this Section 8.1 or if a violation of this Section 8.1 is raised as a defense to a claim based upon a Distribution, nothing in this Section 8.1 shall prevent the person receiving the Distribution from asserting a right of rescission or other legal or equitable rights.

                 i. Discretion of Board. Subject to the restrictions set forth in this Section 8.1, the Board shall have absolute discretion to determine what, if any, payments of dividends or other Distributions shall be made to Shareholders, and there may be set aside out of the net profits of the Corporation such sum or sums as the Board from time to time, in its absolute discretion, may deem proper as a reserve fund for meeting contingencies, for maintaining any property of the Corporation or for any other proper purpose; and any profits of the Corporation in any year not distributed as dividends or other Distributions shall be deemed to have been thus set apart until otherwise disposed of by the Board.

                 Section 8.2 Share Dividends. Unless the Articles provide otherwise, Shares may be issued pro rata and without consideration to the Corporation's Shareholders or to the Shareholders of one or more classes or series. An issuance of Shares under this Section 8.2 is a "Share Dividend." Notwithstanding the foregoing, Shares of one class or series may not be issued as a Share Dividend in respect of Shares of another class or series unless the Articles so authorize, a majority of the votes entitled to be cast by the class or series to be issued approve the issue, or there are no outstanding Shares of the class or series to be issued.

                 Section 8.3 Share Options. The Corporation may issue rights, options, or warrants for the purchase of Shares. The Board shall determine the terms upon which the rights, options,



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

or warrants are issued, their form and content, and the consideration for which the Shares are to be issued.

                 Section 8.4 Bank Accounts and Deposits

                 a. Selection of Depositories. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, trust companies or other depositories as the Board may select or as may be selected by any Officer(s) or any agent(s) of the Corporation to whom such power may be delegated from time to time by the Board.

                 b. Endorsements for Deposit. Endorsements for deposit of commercial paper to the credit of the Corporation in any of its duly authorized depositories may be made, without countersignature, by the President or any Vice-President, or by the Treasurer or any Assistant Treasurer, or by any other Officer or agent of the Corporation to whom such power may be delegated from time to time by the Board, or by hand-stamped impression in the name of the Corporation.

                 c. Endorsements for Payment. All checks, drafts or other orders for payment of money, and all notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by the President or by such other person(s) as shall be determined from time to time by the Board.

                 Section 8.5 Voting Securities Held by the Corporation. Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations or of other entities in which the Corporation may hold securities. At such meeting, the President shall possess and may exercise all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board may, from time to time, confer like powers upon any other person(s).

                 ARTICLE IX -- CORPORATE RECORDS, REPORTS AND SEAL

                 Section 9.1 Records Required to be Kept. The Corporation shall keep books and records of account and minutes of the proceedings of its Shareholders, Board, and executive committee, if any. The books, records, and minutes may be kept outside Michigan. The Corporation shall keep at its registered office, or at the office of its transfer agent in or outside Michigan, records containing the names and addresses of all Shareholders, the number, class and series of Shares held by each, and the dates when they respectively became holders of record. Any of the books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any record not in written form, unless otherwise required by a person entitled to inspect the record. For purposes of this Section 9.1, a holder of a voting trust certificate representing Shares is deemed a Shareholder.

                 Section 9.2 Inspection of Records by Shareholders

                 a. Financial Statements. Upon written request of a Shareholder, the Corporation shall mail to the Shareholder its balance sheet as at the end of the preceding fiscal year; its statement of income for the fiscal year; and, if prepared by the Corporation, its statement of source and application of funds for the fiscal year.

                 b. Other Records. Any Shareholder of record, in person or by attorney or other agent, shall have the right during the usual hours of business to inspect for any proper purpose the Corporation's stock ledger, a list of its Shareholders, and its other books and records, if the Shareholder gives the Corporation written demand describing with reasonable particularity his or her purpose and the records he or she desires to inspect, and the records sought are directly connected with the purpose. A proper purpose shall mean a purpose reasonably related to such person's interest as a Shareholder. The demand shall be delivered to the Corporation at its registered office in Michigan or at its principal place of business. In every instance where an attorney or other agent shall be the person who seeks to inspect, the demand shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to act on behalf of the Shareholder.

                 c. Scope of Right to Inspect Records. As used in this Section 9.2, "the right to inspect records" includes the right to copy and make extracts from the records and, if reasonable, the right to require the Corporation to supply copies made by photographic, xerographic, or other means. The Corporation may require the Shareholder to pay a reasonable charge, covering the costs of labor and material, for copies of the documents provided to the Shareholder.

                 d. Holders of Voting Trust Certificates. A holder of a voting trust certificate representing Shares is deemed a Shareholder for the purpose of this Section 9.2.

                 Section 9.3 Inspection of Records by Directors. A Director shall have the right to examine any of the Corporation's books and records for a purpose reasonably related to his or her position as a Director. As used in this
Section 9.3, "the right to inspect records" includes the right to copy and make extracts from the records and, if reasonable, the right to require the Corporation to supply copies made by photographic, xerographic, or other means.




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

                 Section 9.4 Annual Report to Shareholders. The Corporation, at least once in each year, shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to each Shareholder within four months after the end of the Corporation's fiscal year. The report shall include, for the preceding fiscal year, the Corporation's statement of income; its year-end balance sheet; and, if prepared by the Corporation, its statement of source and application of funds; and such other information as may be required by the Act or as the Directors may choose to include.

                 Section 9.5 Corporate Seal. The Board may adopt, and later alter, a corporate seal for the Corporation, and use it by causing it or a facsimile to be affixed, impressed, or reproduced in any other manner. Unless otherwise required by law, however, the use of a corporate seal or a facsimile shall not be required, and the absence of such seal or facsimile shall not affect the validity of any instrument of the Corporation.

                         ARTICLE X -- GENERAL PROVISIONS

                 Section 10.1 Governing Law. These Bylaws shall be interpreted and construed so as to comply with the Act.

                 Section 10.2 Record Dates for Determination of Shareholders

                 a. Record Dates For Shareholders' Meetings

                         (1) When Fixed by Board. For the purpose of determining
Shareholders entitled to notice of and to vote at a meeting of Shareholders or an adjournment of a meeting, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The record date shall not be more than 60 nor less than 10 days before the date of the meeting.

                         (2) When Not Fixed by Board. If a record date is not
fixed by the Board in accordance with the above, the record date for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held.

                         (3) Effect of Adjournments. When a determination of
Shareholders of record entitled to notice of or to vote at a meeting of Shareholders has been made as provided above in this Subsection l0.2.a, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under Subsection l0.2.a(l) for the adjourned meeting.

                 b. Record Dates For Shareholder Action Without Meeting

                         (1) When Fixed by Board. For the purpose of determining
Shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall not be more than 10 days after the Board resolution.

                         (2) When Not Fixed by Board. If a record date is not
fixed by the Board in accordance with the above and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the date on which the resolution of the Board is adopted. If a record date is not fixed by the Board and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided in
Section 3.10 of these Bylaws.

                 c. Record Dates For Distributions or Share Dividends or For Other Purposes

                         (1) When Fixed by Board. For the purpose of determining
Shareholders entitled to receive payment of a Share Dividend or Distribution, or allotment of a right, or for the purpose of any other action, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than 60 days before the payment of the Share Dividend or Distribution or allotment of a right or other action.

                         (2) When Not Fixed by Board. If a record date is not
fixed by the Board in accordance with the above, the record date shall be the close of business on the day on which the resolution of the Board relating to the corporate action is adopted.

                 Section 10.3 Notices

                 a. Method of Giving Notice. Whenever written notice is to be given to any person as required or permitted by the Act, Articles or Bylaws, such notice shall be sent to such person in at least one of the following ways:
(i) by registered, certified or other first-class mail (except as otherwise provided by the Act) to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address as it appears on the records of the Corporation; (ii) by overnight courier; (iii) by telegram, telex or telefax; or (iv) by hand delivery. If the notice is sent by mail, the notice shall be deemed to be given when deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service; if the notice is delivered by any other means, the notice shall be deemed to be given at the time it is received.



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

                 b. Waiver of Notice

                         (1) General. When, under the Act, Articles or Bylaws or
by the terms of an agreement or instrument, the Corporation or the Board or any committee of the Board may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed, the person entitled to notice or to participate in the action to be taken or, in the case of a Shareholder, his or her attorney-in-fact, submits a signed waiver of the requirements.

                         (2) Attendance at Shareholders' Meeting May Constitute
Waiver. A Shareholder's attendance at a meeting will result in both of the following:

                                  (a) Waiver of objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

                                  (b) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the
                                            Shareholder objects to considering
                                            the matter when it is presented.

                         (3) Attendance at Directors' Meeting May Constitute
Waiver. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not later on vote for or assent to any action taken at the meeting.

                 Section 10.4 Standards of Care

                 a. General. A Director or Officer shall discharge his or her duties as a Director or Officer including his or her duties as a member of a committee in the following manner:

                         (1)      In good faith.

                         (2) With the care an ordinarily prudent person in a like position would exercise under similar circumstances.

                         (3) In a manner he or she reasonably believes to be in the best interests of the Corporation.



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

                 b. Right to Rely on Certain Information. In discharging his or her duties, a Director or Officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                         (1) One or more Directors, Officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the Director or Officer reasonably believes to be reliable and competent in the matters presented.

                         (2) Legal counsel, public accountants, engineers, or other persons as to matters the Director or Officer reasonably believes are within the person's professional or expert competence.

                         (3) A committee of the Board of which he or she is not a member if the Director or Officer reasonably believes the committee merits confidence.

Notwithstanding the foregoing, a Director or Officer is not entitled to rely on information prepared or presented by the sources described above if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.

                 Section 10.5 Conflicts of Interest. A transaction in which a Director or Officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a Shareholder or by or in the right of the Corporation, if the person interested in the transaction establishes any of the following:

                 a. Fairness to Corporation. The transaction was fair to the Corporation at the time entered into.

                 b. Approval by Directors. The material facts of the transaction and the Director's or Officer's interest were disclosed or known to the Board, a committee of the Board, or the Independent Director or Directors, and the Board, committee, or Independent Director or Directors authorized, approved, or ratified the transaction. For purposes of this Subsection b, a transaction is authorized, approved, or ratified if it received the affirmative vote of the majority of the Directors on the Board or the committee who had no interest in the transaction, though less than a quorum, or all Independent Directors who had no interest in the transaction. The presence of, or a vote cast by, a Director with an interest in the transaction does not affect the validity of the action taken under this Subsection b.

                 c. Approval by Shareholders. The material facts of the transaction and the Director's or Officer's interest were disclosed or known to the Shareholders entitled to vote, and they authorized, approved, or ratified the transaction. For purposes of this Subsection c, a transaction is authorized, approved, or ratified if it received the majority of votes cast by the holders of Shares who did not have an interest in the transaction. A majority of the Shares held by Shareholders who did not have an interest in the transaction constitutes a quorum for the purpose of taking action under this Subsection c.

                 Section 10.6 Loans and Guarantees. The Corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the Corporation or of its subsidiary, if any, including an officer or employee who is a director of the Corporation or its subsidiary, when, in the judgment of the Board, the loan, guaranty, or assistance may reasonably be expected to benefit the Corporation, or is pursuant to a plan authorizing loans, guarantees, or assistance, which plan the Board has reasonably determined will benefit the Corporation. The loan, guaranty, or assistance may be with or without interest, and may be unsecured, or secured in a manner as the Board approves, including without limitation, a pledge of Shares. Nothing in this
Section 10.6 shall deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                 Section 10.7 Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and shall end on December 31.

                 Section 10.8 Amendments of Bylaws. The Shareholders or the Board may amend or repeal these Bylaws or adopt new Bylaws unless the Articles or these Bylaws elsewhere expressly provide that the power to adopt new Bylaws is reserved exclusively to the Shareholders or that these Bylaws or any particular Bylaw shall not be altered or repealed by the Board. To the extent that the Board is authorized to amend these Bylaws in accordance with the foregoing, an amendment of these Bylaws by the Board requires the vote of not less than a majority of the members of the Board then in office.




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

                                                     ------------------------
                                                     Kenneth L. Way




                                                     ------------------------
                                                     James H. Vandenberghe


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